Exhibit 21.1
Subsidiaries
Flowserve Corporation

Jurisdiction of
Name of Subsidiary	Incorporation	Address
Flowserve S.A.	Argentina	Chuquisaca 302, Godoy Cruz M5504DMH Mendoza, Argentina

Flowserve Australia Pty. Ltd.	Australia	14 Dalmore Drive Scoresby, Victoria 3179 Australia

Thompsons, Kelly & Lewis Pty. Ltd.	Australia	5 Parker Street Castlemaine, Victoria 3450 Australia

Flowserve (Austria) GmbH	Austria	Industriestraße B No. 6 A-2345 Brunn am Gebirge Austria

Flowserve Compression Systems GmbH	Austria	Industriestraße B No. 6 A-2345 Brunn am Gebirge Austria

Flowserve Belgium N. V.	Belgium	Port 328 Göteborgweg 6, Bus 2 Antwerp 2030 Belgium

Flowserve Finance Belgium BVBA	Belgium	Goteborgweg 6 Haven 328 2030 Antwerp Belgium

Jurisdiction of
Name of Subsidiary	Incorporation	Address
Flowserve FSD N.V.	Belgium	Port 328 Göteborgweg 6, Bus 2 Antwerpen 2030 Belgium

Flowserve do Brasil Ltda.	Brazil	Avenida Dom Hélder Câmara, 5451 Rio de Janeiro, RJ CEP 20771-001 Brazil

Flowserve Ltda.	Brazil	Rua Tocantins, 128 São Caetano do Sul, SP CEP 09580-130 Brazil

Flowserve Canada Corp.	Canada	15 Worthington Drive Brantford, Ontario Canada N3T 5M5

Flowserve Canada Holding Corp.	Canada	15 Worthington Drive Brantford, Ontario Canada N3T 5M5

Flowserve Canada Limited Partnership	Canada	120 Vinyl Court Woodbridge, Ontario L4L 4A3 Canada

Flowserve Nova Scotia Holding Corp.	Canada	15 Worthington Drive Brantford, Ontario Canada N3T 5M5

Flowserve Chile S.A.	Chile	205, Roman Diaz St., Suite 302 Providencia, Santiago Chile

Jurisdiction of
Name of Subsidiary	Incorporation	Address
Flowserve Shanghai Limited	China	351 JinZang Road, PuDong JinQiao Export Process Zone, Shanghai China

Flowserve Fluid Motion and Control (Suzhou) Co., Ltd.	China	35 Baiyu Road Suzhou Industrial Park, Suzhou Jiangsu Province 215021 China

Flowserve Technology (Shanghai) Co., Ltd.	China	Unit 05-07, 10th Floor Azia Center, No.1233 Lujiazui Ring Road Pudong New Area, Shanghai China

Flowserve XD Changsha Pump Co., Ltd.	China	351 JinZang Road, PuDong JinQiao Export Process Zone, Shanghai China

Flowserve Colombia, Ltda.	Colombia	Carrera 7 No. 37-25 Oficina 305 Bogotá, Colombia

Flowserve Czech Republic, s.r.o.	Czech Republic	Olomouc Roháče z Dubé 164/13 Czech Republic 772 00

Naval OY	Finland	Riihenkalliontie 10 Laitila, Finland 23800

Flowserve France Holding S.N.C.	France	15 Rue du ler Mai 92000 Nanterre France

Jurisdiction of
Name of Subsidiary	Incorporation	Address
Flowserve France S.A.S.	France	Route d’Angers 72230 Arnage France

Flowserve FSD S.A.S	France	15 Rue du ler Mai 92000 Nanterre France

Flowserve Pleuger S.A.S.	France	21, Rue de la Mouchetiere Parc D’Activités d’Ingré 45140 Saint Jean de la Ruelle France

Flowserve Polyvalves S.A.S.	France	BP 20 30 Rue Jean Jaurés 42240 Unieux France

Flowserve Pompes S.A.S.	France	Route D’Angers 72234 Arnage France

Flowserve Sales International S.A.S.	France	15 Rue du ler Mai 92000 Nanterre France

Flowserve S.A.S.	France	7, Avenue de la Liberation BP 60 63307 Thiers Cedex France

Deutsche Ingersoll-Dresser Pumpen GmbH	Germany	Friedrich-Ebert-Damm 105 22047 Hamburg Germany

Jurisdiction of
Name of Subsidiary	Incorporation	Address
Flowserve Ahaus GmbH	Germany	von-Braun-Straße 19a Postfach 1162 48683 Ahaus Germany

Flowserve Dortmund GmbH & Co. KG	Germany	Flaspoete 101 44388 Dortmund Germany

Flowserve Dortmund Verwaltungs GmbH	Germany	Flaspoete 101 44388 Dortmund Germany

Flowserve Essen GmbH	Germany	Manderscheidstr. 19 45141 Essen Germany

Flowserve Flow Control GmbH	Germany	Rudolf-Plank — Str. 2 76275 Ettlingen Germany

Flowserve Hamburg GmbH	Germany	Friedrich-Ebert-Damm 105 22047 Hamburg Germany

Gestra AG	Germany	Muenchener Str. 77 D-28215 Bremen Germany

IDP Pumpen GmbH	Germany	Storkower Str. 142-146 10407 Berlin Germany

Ingersoll-Dresser Pumpen GmbH	Germany	Storkower Str. 142-146 10407 Berlin Germany

Jurisdiction of
Name of Subsidiary	Incorporation	Address
Audco India Ltd.	India	Mount-Poonamallee Road Manapakkam Chennai 600 089 India

Flowserve India Controls Pvt. Ltd.	India	Plot No. 4, 1A, Road No. 8 Export Promotion Industrial Park (EPIP) Whitefield, Bangalore 560 066 India

Flowserve Microfinish Pumps Pvt. Ltd.	India	568/1, Industrial Estate Gokul Road Hubli 580 030 Karnataka India

Flowserve Microfinish Valves Pvt. Ltd.	India	568/1, Industrial Estate Gokul Road Hubli 580 030 Karnataka India

Flowserve Sanmar Limited	India	147, Karapakkam Village Chennai 600 096 India

PT Flowserve	Indonesia	102E Cilandak Commercial Estate Jin. TB. Simatupang, Cilandak Jakarta 12560 Indonesia

Audco Italiana Srl	Italy	Via Domenico Cucchiari, 30 Milano Italy

Jurisdiction of
Name of Subsidiary	Incorporation	Address
Flowserve Srl	Italy	Via Prealpi, N. 30 20032 Cormano Milano Italy

Ingersoll-Dresser Pumps Srl	Italy	Via Rossini, 90/92 20033 Desio (Milan) Italy

Worthington Srl	Italy	Via Rossini 90/92 20033 Desio (Milan) Italy

Ebara-Byron Jackson, Ltd.	Japan	Asahi Seimei Gotanda Building 25-16 Higashi-Gotanda 5- Chome Shinagawa-Ku Tokyo 141-0022 Japan

Flowserve Japan Co. Ltd.	Japan	710, Oaza Mitsushima Kadoma City Osaka 571 Japan

Niigata Equipment Maintenance Co., Ltd.	Japan	No. 18 Mori Building 3-13 Toranomon 2-Chome Minato-ku Tokyo 105, Japan

Niigata Worthington Company Ltd.	Japan	Solid Square, West Tower 10th Floor 580 Horikawa-Cho, Saiwai- Ku Kawasaki City, Kanagawa Pref. 210 Japan

Jurisdiction of
Name of Subsidiary	Incorporation	Address
Korea Seal Master Company Ltd.	South Korea	600 Kam-jung-ri, Kimpo-up, Kimpo-gun, Kyunggi-do, Republic of Korea

Flowserve Finance S.a.r.l.	Luxembourg	9, rue Schiller L-2519 Luxembourg Grand Duchy of Luxembourg

Flowserve SAAG Sdn Bhd	Malaysia	No. 1 Jalan SS 25/34 Mayang Industrial Park 47301 Petaling Jaya Selangor Darul Ehsan Malaysia

Flowserve (Mauritius) Corporation	Mauritius	International Management (Mauritius) Ltd. Les Cascades Building Edith Cavell Street Port Louis Mauritius

Flowserve S.A. de C.V.	Mexico	Via Morelos No. 437 Col. Santa Clara Ecatepec 55540 Mexico, D.F.

Industrias Medina S.A. de C.V.	Mexico	Col. Barrio de Guadalupe Apartado Postal E-29 37280 Leon, GTO Mexico

Inmobiliaria Industrial de Leon S.A. de C.V.	Mexico	Col. Barrio de Guadalupe Apartado Postal E-29 37280 Leon, GTO Mexico

Jurisdiction of
Name of Subsidiary	Incorporation	Address
Maquiladora Industrial de Leon S.A. de C.V.	Mexico	Col. Barrio de Guadalupe Apartado Postal E-29 37280 Leon, GTO Mexico

Flowserve B.V.	Netherlands	Parallelweg 6 4878 AH Etten-Leur The Netherlands

Flowserve Finance B.V.	Netherlands	Parallelweg 6 4878 AH Etten-Leur The Netherlands

Flowserve Flow Control Benelux B.V.	Netherlands	Rechtzaad 17 4703 RC Roosendaal The Netherlands

Flowserve Netherlands C.V.	Netherlands	Parallelweg 6 4878 AH Etten-Leur The Netherlands

Flowserve Netherlands Management B.V.	Netherlands	Parallelweg 6 4878 AH Etten-Leur The Netherlands

Flowserve Global Lending B.V.	Netherlands	Parallelweg 6 4878 AH Etten-Leur The Netherlands

Flowserve International B.V.	Netherlands	Parallelweg 6 4878 AH Etten-Leur The Netherlands

Flowserve Repair & Services BV	Netherlands	Van Leeuwenhoekweg 6 3225 LX Hellevoetsluis The Netherlands

Jurisdiction of
Name of Subsidiary	Incorporation	Address
Flowserve New Zealand Limited	New Zealand	23C Rennie Drive Airport Oaks Auckland New Zealand

Flowserve Norway A.S.	Norway	Vallerudåsen 95 1476 Rasta (Lørenskog municipality) Norway

Flowserve Peru S.A.C.	Peru	Calle Victor Alzamora No. 480, Piso 3 Barrio Médico Distrito de Surquillo Lima, Perú

Gestra Polonia SP. z.o.o.	Poland	Ul. Schuberta 104 Postfach 727 80-172 Gdansk Poland

Flowserve Portuguesa Mecanismos de Controlo de Fluxos, Lda.	Portugal	Av. Dr. Antunes Guimarães, No. 1159 4100-082 Porto Portugal

OOO Flowserve	Russia	Gamsonovsky Lane 2 Building 1, Floor 5 Moscow RF 11591 Russia

Arabian Seals Company, Ltd.	Saudi Arabia	(Al-Khobar — Dammam Highway Above Al-Maktaba Bookshop) P. O. Box 35086 Dammam 31488 Saudi Arabia

Jurisdiction of
Name of Subsidiary	Incorporation	Address
Flowserve Abahsain Co. Ltd.	Saudi Arabia	c/o Abahsain P. O. Box 209 Al-Khobar 31952 Kingdom of Saudi Arabia

Flowserve—Al Rushaid Company Ltd	Saudi Arabia	P. O. Box 31685 Al Khobar Saudi Arabia 31952

Flowserve Pte. Ltd.	Singapore	33 Changi South, Ave 2 Singapore 486445

Limitorque Asia Pte. Ltd.	Singapore	12 Tuas Avenue 20 Singapore 638824

Flowserve South Africa (Proprietary) Limited	South Africa	P. O. Box 8185 Elandsfontein Johannesburg 1406 South Africa

Flowserve S.A.	Spain	Carretera Nacional III Km. 23,600 Aranga de Rey Madrid Spain

Flowserve Spain S.L.	Spain	Av. Fuentemar, 26-28 Poligono Industrial 28820 Coslada (Madrid) Spain

Gestra Espanola, S.A.	Spain	Luis Cabrera, 86-88 E-28002 Madrid Spain

Jurisdiction of
Name of Subsidiary	Incorporation	Address
Flowserve Sweden AB	Sweden	c/o NAF Industries AB Gelbgjutaregatan 2 SE-58187 Linköping Sweden

NAF AB	Sweden	Gelbgjutaregatan 2 SE-58187 Linköping Sweden

Palmstierna International AB	Sweden	Korta Gatan 9 SE 17154 Solna Sweden

Flowserve International S.A.	Switzerland	Allée du Quartz 1 2300 La Chaux-de-Fonds Switzerland

Flowserve S.A.	Switzerland	Allee du Quartz 1 2300 La-Chaux-de-Fonds Switzerland

Flowserve Trading GmbH	Switzerland	Allée du Quartz 1 2300 La Chaux-de-Fonds Switzerland

Flowserve (Thailand) Limited	Thailand	13 Soi G 14 Pakornsongkrorat Road Tambol Maptaphut Amphur Muang, Rayong 21150 Thailand

Flowserve Al Mansoori Services Company Limited	United Arab Emirates	P.O. Box 3374 Abu Dhabi United Arab Emirates

Jurisdiction of
Name of Subsidiary	Incorporation	Address
Flowserve Gulf FZE	United Arab Emirates	Plot # S20001 Jebel Ali Free Zone Dubai United Arab Emirates

Audco Limited	United Kingdom	Burrell Road Haywards Heath West Sussex RH16 1TL United Kingdom

Flowserve International Limited	United Kingdom	Harley House 94 Hare Lane Claygate, Surrey KT10 ORB United Kingdom

Flowserve Limited	United Kingdom	Harley House 94 Hare Lane Claygate, Surrey KT10 ORB United Kingdom

Flowserve GB Limited	United Kingdom	P. O. Box 17 Lowfield Works Newark, Notts NG24 3EN United Kingdom

Flowserve Service Limited	United Kingdom	Sunningdale House Sunningdale Road South Park Industrial Estate Scunthrope, North Lincolnshire DN17 2TY United Kingdom

Flowserve UK Finance Limited	United Kingdom	Harley House 94 Hare Lane Claygate, Surrey KT10 ORB United Kingdom

Jurisdiction of
Name of Subsidiary	Incorporation	Address
M.F. Sealing Systems Limited	United Kingdom	The Endeavour Partnership LLP Westminister Saint Marks Court Teesdale Stockton on Tees TS17 6QP United Kingdom

BW/IP New Mexico, Inc.	United States — Delaware	5215 North O’Connor Blvd. Suite 2300 Irving, TX 75039

Flowcom Insurance Company, Inc.	United States — Hawaii	Pacific Guardian Center, Suite 2100 737 Bishop Street Honolulu, Hawaii 96813

Flowserve Holdings, Inc.	United States — Delaware	5215 North O’Connor Blvd. Suite 2300 Irving, TX 75039

Flowserve International, Inc.	United States — Delaware	5215 North O’Connor Blvd. Suite 2300 Irving, TX 75039

Flowserve International Middle East Valves LLC	United States — Delaware	5215 North O’Connor Blvd. Suite 2300 Irving, TX 75039

Flowserve Italy LLC	United States — Delaware	5215 North O’Connor Blvd. Suite 2300 Irving, TX 75039

Flowserve LA Holdings LLC	United States — Delaware	5215 North O’Connor Blvd. Suite 2300 Irving, TX 75039

Jurisdiction of
Name of Subsidiary	Incorporation	Address
Flowserve Management Company	United States — Delaware	5215 North O’Connor Blvd. Suite 2300 Irving, TX 75039

Flowserve Mexico Holdings LLC	United States — Delaware	5215 North O’Connor Blvd. Suite 2300 Irving, TX 75039

Flowserve US Inc.	United States — Delaware	5215 North O’Connor Blvd. Suite 2300 Irving, TX 75039

PMV — USA, Inc.	United States — Texas	5215 North O’Connor Blvd. Suite 2300 Irving, TX 75039

Flowserve de Venezuela S.A.	Venezuela	Blv. El Cafetal Edif., NININA Mezzanina Local 7 Caracas Venezuela